UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    May 23, 2006

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL		60195
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, the U.S. Department of Education (the “ED”) notified Career Education Corporation (the “Company”) in June 2005 that it was reviewing the Company’s previously announced restated consolidated financial statements and its annual compliance audit opinions for the years 2000 through 2003. At the same time, the ED also advised the Company that it was evaluating school program reviews that have taken place at Collins College in Tempe, Arizona (“Collins”), Pennsylvania Culinary Institute in Pittsburgh, Pennsylvania (“PCI”), and Brooks College in Long Beach, California (“Brooks College”). The ED indicated that until these matters were addressed to its satisfaction, it would not approve any new applications by the Company for pre-acquisition review or change of ownership. The ED further advised the Company that during this period, it would not approve applications for any additional branch campuses, which the ED refers to generally in its regulations as “additional locations.” However, the ED confirmed that it would not delay its review and certification of certain of the Company’s previously submitted and pending applications for additional branch campuses. In February 2006, the Company received a letter from the ED notifying the Company that it was reviewing the Company’s 2004 compliance audit opinions and that the general restrictions imposed pursuant to its June 2005 letter would remain in place as it continues its review. However, making an exception to its position stated in its June 2005 letter, the ED agreed to consider and evaluate, but not necessarily approve, any applications that the Company may submit for new campus locations in San Antonio, TX and Sacramento, CA.

The ED has recently informed the Company that it has satisfied the ED regarding certain of the issues raised in its June 2005 letter. In particular, the ED informed the Company that it has determined that the Company’s restatement of its consolidated financial statements did not materially affect the Company’s compliance with the ED’s financial responsibility standards. The ED has further acknowledged that final program review determinations have been issued for Brooks College and PCI, and that the program review for Collins College has been resolved and settled. The ED also advised the Company that it has reviewed annual compliance audit opinions for 2001 through 2004 relating to the Company’s schools. Based on this review and other specific concerns raised by the ED, the ED has advised the Company that it will re-evaluate the ongoing general restrictions imposed pursuant to its June 2005 letter following its review of the Company’s annual compliance audits for 2005. The Company intends to submit its 2005 annual compliance audits to the ED by June 30, 2006.

The information contained in this Form 8-K, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

	By:	/s/ Janice L. Block
Janice L. Block
Senior Vice President, Chief Legal Officer, and Corporate Secretary

Dated: May 23, 2006